                                                                   EXHIBIT 11.1

                            PSF Group Holdings, Inc.
                     COMPUTATION OF NET EARNINGS (LOSS) PER SHARE
                        FOR THE LAST THREE FISCAL YEARS




                                                                Mar. 30,        Mar. 29,     Mar. 27,
(Dollars in Thousands, except share and per share information)    2002            2003         2004
                                                                --------        --------     --------

Basic Computation:

Net income (loss)                                               $ 25,365       $ (38,600)    $ (4,591)

Weighted average common
 shares outstanding                                              213,301         213,301      213,301
                                                                --------        --------      -------

Basic earnings (loss) per share                                 $ 118.92       $ (180.96)    $ (21.52)
                                                                ========        ========      =======

Diluted Computation:

Net income (loss)                                               $ 25,365       $ (38,600)    $ (4,591)

Weighted average common
 shares outstanding                                              213,301         213,301      213,301
Net effect of dilutive stock
  options based on the treasury
  stock method                                                       200              --           --
                                                                --------        --------      -------

Outstanding shares for diluted
  earnings (loss) per share                                      213,501         213,301      213,301
                                                                --------        --------      -------
Diluted earnings (loss) per share                               $ 118.81       $ (180.96)    $ (21.52)
                                                                ========        ========      =======

Basic (loss) earnings per share are computed by dividing net (loss) earnings by the weighted average number of shares of common stock outstanding during the period. Diluted (loss) earnings per share include the effect of conversions of stock options and warrants. The calculation of diluted (loss) earnings per share for the fiscal years ended March 29, 2003, and March 27, 2004, excludes the impact of 20,482 warrants for both fiscal years and 7,429 and 7,135, stock options, respectively, have been excluded, because to include them would be anti-dilutive.

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                            PSF Group Holdings, Inc.
                  COMPUTATION OF NET (LOSS) EARNINGS PER SHARE
                                   (UNAUDITED)

                                                                                 39 WEEKS ENDED
                                                                         ------------------------------
                                                                         DECEMBER 27,      DECEMBER 25,
                                                                             2003              2004
(DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)           ------------      ------------

Basic Computation:
Net (loss) income                                                        $     (1,075)     $     44,277
Weighted average common shares outstanding                                    213,301           213,301
                                                                         ------------      ------------

Basic (loss) earnings per share                                          $      (5.04)     $     207.58
                                                                         ------------      ------------

Diluted Computation:
Net (loss) income                                                        $     (1,075)     $     44,277
Weighted average common shares outstanding                                    213,301           213,301
Net effect of dilutive stock options based on the treasury
stock method                                                                       --               451
                                                                         ------------      ------------

Outstanding shares for diluted (loss) earnings per share                      213,301           213,752
                                                                         ------------      ------------

Diluted (loss) earnings per share                                        $      (5.04)     $     207.14
                                                                         ------------      ------------

Basic (loss) earnings per share are computed by dividing net (loss) earnings by the weighted average number of shares of common stock outstanding during the period. Diluted (loss) earnings per share include the effect of conversions of stock options and warrants. The calculation of diluted (loss) earnings per share for the thirty-nine-week periods ended December 27, 2003, and December 25, 2004, excludes the impact of 20,482 warrants and for the thirty-nine week period ended December 27, 2003, 6,956 stock options have been excluded, because to include them would be anti-dilutive.